Exhibit 99.3




                          NOTICE OF GUARANTEED DELIVERY

                                       for
                            Tender of all Outstanding
                        10 3/4% Senior Subordinated Notes
                                    due 2006
                               in Exchange for New
                   10 3/4% Senior Subordinated Notes due 2006


                                       of


                               KEEBLER CORPORATION
            Unconditionally Guaranteed on a Senior Subordinated Basis by KEEBLER BISCUIT COMPANY, SHAFFER, CLARKE & CO., INC., JOHNSTON'S READY-CRUST COMPANY, EMERALD INDUSTRIES, INC.,
            ATHENS PACKAGING, INC., KEEBLER LEASING CORP., BAKE-LINE
         PRODUCTS, INC., SUNSHINE BISCUITS, INC., STEAMBOAT CORPORATION,
             ILLINOIS BAKING CORPORATION, KEEBLER COOKIE AND CRACKER
           COMPANY, HOLLOW TREE COMPANY, KEEBLER COMPANY/PUERTO RICO,
                 INC., KEEBLER H.C., INC., KEEBLER-GEORGIA, INC.


         Registered holders of outstanding 10 3/4% Senior Subordinated Notes due 2006 (the "Notes") who wish to tender their Notes in exchange for a like principal amount of new 10 3/4% Senior Subordinated Notes due 2006 (the "Exchange Notes") and whose Notes are not immediately available or who cannot deliver their Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to United States Trust Company of New York (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer--Tender Procedure" in the Prospectus.

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                     UNITED STATES TRUST COMPANY OF NEW YORK

                 By Hand:                              By Mail:
 United States Trust Company of New York  (insured or registered recommended)
      20 Exchange Place--Ground Level    United States Trust Company of New York
         New York, New York 10005                    P.O. Box 843
        Attention: Corporate Trust               Peter Cooper Station
                                               New York, New York 10276
                                              Attention: Corporate Trust

          By Overnight Express:
 United States Trust Company of New York
         770 Broadway, 7th Floor
         New York, New York 10003
Attention: Corporate Trust Services Window




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                                  By Facsimile:
                                 (212) 420-6152
                        (For Eligible Institutions Only)

                                  By Telephone:
                                 (800) 548-6565

         Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

         The undersigned hereby tenders the principal amount of Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated _________ __, 1996 of Keebler Corporation (the "Prospectus"), receipt of which is hereby acknowledged.


                       DESCRIPTION OF SECURITIES TENDERED


Name and address of registered
holder as it appears on the 10 3/4%
Senior Subordinated Notes           Certificate Number(s)  Principal Amount
due 2006 ("Notes")                  of Notes               of Notes
(Please Print)                      Tendered               Tendered

__________________________          ___________________    ____________________

__________________________          ___________________    ____________________

__________________________          ___________________    ____________________

__________________________          ___________________    ____________________

__________________________          ___________________    ____________________








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

                    THE FOLLOWING GUARANTEE MUST BE COMPLETED

                              GUARANTEE OF DELIVERY

                    (not to be used for signature guarantee)



         The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:____________________________            ___________________________
                                                     (Authorized Signature)

Address:_________________________________            Title:_____________________

_________________________________________            Name:______________________
                               (Zip Code)                 (Please type or print)

Area Code and Telephone Number:                      Date:______________________

_________________________________________

         NOTE: DO NOT SEND NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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